UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Commonwealth Bankshares, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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COMMONWEALTH BANKSHARES, INC.

403 BOUSH STREET, NORFOLK, VIRGINIA 23510

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To be Held June 22, 2010

To the shareholders of Commonwealth Bankshares, Inc.:

NOTICE is hereby given that the 2010 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the “Company”) will be held at the Ocean View Branch of Bank of the Commonwealth, 1901 East Ocean View Avenue, Norfolk, Virginia 23503, on Tuesday, June 22, 2010, at 2:30 p.m. local time, for the following purposes:

1.	To elect one Class I director to the Board of Directors of the Company to serve until the 2013 Annual Meeting of Shareholders.

2.	To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $2.066 per share, from 18,150,000 to 100,000,000.

3.

To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of preferred stock, par value $25.00 per share, of the Company from 300,000 to 1,000,000.

4.

To approve the potential issuance of up to 25,000,000 shares of our common stock in one or more non-public offerings occurring on or prior to the date that is six months after our 2010 annual meeting, in which the common stock would be issued at a maximum discount to the then fair market value of our common stock on the date(s) of issuance not to exceed 20 percent.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 6, 2010 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items listed above.

To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the President and Chief Executive Officer of the Company, Edward J. Woodard, Jr., CLBB, in person or in writing, by submitting a duly executed proxy bearing a later date, or by attending the meeting and requesting to vote in person.

By Order of the Board of Directors,

Edward J. Woodard, Jr., CLBB
President and Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this      day of May 2010

COMMONWEALTH BANKSHARES, INC.

403 Boush Street

Norfolk, Virginia 23510

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 22, 2010

The solicitation of the enclosed 2010 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the “Company”) to be used at the 2010 Annual Meeting of Shareholders to be held on June 22, 2010 at 2:30 p.m., or any adjournment thereof, at the Ocean View Branch of Bank of the Commonwealth (the “Bank”), 1901 East Ocean View Avenue, Norfolk, Virginia 23503. The approximate mailing date of this proxy statement and the accompanying proxy is May     , 2010. The matters to be considered and acted upon are (i) the election of one Class I director to the Board of Directors of the Company to serve until the 2013 Annual Meeting of Shareholders, (ii) a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $2.066, from 18,150,000 to 100,000,000, (iii) a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of preferred stock, par value $25.00 per share, from 300,000 to 1,000,000, (iv) a proposal to authorize the potential issuance of up to 25,000,000 shares of common stock in one or more non-public offerings occurring on or prior to the date that is six months after our 2010 annual meeting, in which the common stock would be issued at a maximum discount to the then fair market value of our common stock on the date(s) of issuance not to exceed 20 percent, and (v) such other business as may properly come before the meeting, or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 22, 2010

The Notice of 2010 Annual Meeting of Shareholders, the Proxy Statement, including Proxy Card, and the 2009 Annual Report to Shareholders are available on the internet at the following website: www.bankofthecommonwealth.com/2010proxy.

Revocability of Proxy

Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the President and Chief Executive Officer of the Company, Edward J. Woodard, Jr., CLBB, in person or in writing, by submitting a duly executed proxy bearing a later date, or by attending the meeting and requesting to vote in person. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein. If no instructions are given in a returned executed proxy, the proxy will be voted as follows:

•	FOR the election of the one nominee to serve as a Class I director of the Board of Directors of the Company until the 2013 Annual Meeting of Shareholders.

•	FOR the proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $2.066, from 18,150,000 to 100,000,000.

•

FOR the proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of preferred stock, par value $25.00 per share, of the Company from 300,000 to 1,000,000.

•

FOR the proposal to authorize the potential issuance of up to 25,000,000 shares of common stock in one or more non-public offerings occurring on or prior to the date that is six months after our 2010 annual meeting, in which the common stock would be issued at a maximum discount to the then fair market value of our common stock on the date(s) of issuance no to exceed 20 percent.

If any other matter is presented, then your proxies will vote in accordance with their best judgment. Proxies will extend to, and will be voted at any properly adjourned session of the annual meeting, unless otherwise revoked.

Directions to Annual Meeting

To obtain directions to attend the Annual Meeting of Shareholders and vote in person, please contact the Corporate Secretary of the Company at (757) 446-6900.

Person Making The Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Company or the Bank may make solicitations of proxies in person or by telephone.

Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this regard.

Voting Shares and Vote Required

Only shareholders of record at the close of business on May 6, 2010 will be entitled to vote at the meeting, or any adjournment thereof. As of May 6, 2010, the Company had issued and outstanding 6,889,431 shares of common stock held of record by approximately 2,198 shareholders. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxy’s authority to vote on a matter and broker non-votes, will count toward a quorum but will not be included in determining the number of votes cast with respect to any matter.

Shareholders are entitled to one vote for each share of common stock held on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. The affirmative vote of the holders of a majority of all shares entitled to vote on the proposal is necessary for approval of the proposal to amend the Articles of Incorporation of the Company to increase the number of shares of common stock, par value $2.066 per share, from 18,150,000 to 100,000,000, and for approval of the proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of preferred stock, par value $25.00, per share, of the Company from 300,000 to 1,000,000. The affirmative vote of the holders of a majority of the shares of common stock actually voting, in person or by proxy, at the annual meeting is necessary for approval of the proposal to authorize the potential issuance of up to 25,000,000 shares of common stock in one or more non-public offerings occurring on or prior to the date that is six months after our 2010 annual meeting, in which the common stock would be issued at a maximum discount to the then fair market value of our common stock on the date(s) of issuance not to exceed 20 percent. Abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customer) will be counted for purposes of determining the presence or absence of a quorum, will count as a vote against Proposals II and III, but will not be counted as a vote cast on Proposals I or IV and, therefore, will have no effect on the outcome of Proposal I or IV.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of our director nominee (Proposal I of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of the directors as they felt appropriate. Recent regulatory changes no longer permit your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of nine directors.

At the 2010 annual meeting, one director currently serving as a Class I director will be nominated to serve until the 2013 Annual Meeting of Shareholders and until his successor is elected and qualified. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominee may so indicate on the proxy. The nominee has consented to be named and has indicated his intent to serve if elected. However, in the event the nominee is not available to serve, the proxies will be voted for such person as shall be designated by the Board as a replacement.

The Board has recently adopted a mandatory retirement policy for directors providing that a director cannot stand for reelection if he or she will obtain the age of 75 or greater in the year that he or she is subject to reelection. Pursuant to this new policy, current directors E. Carlton Bowyer, Ph.D., Morton Goldmeier and William D. Payne, M.D. will each retire from the Board of Directors at the 2010 annual meeting. The Company is grateful for the contributions that each of these gentlemen have made through their service on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT THE ONE NOMINEE LISTED BELOW AS A CLASS I DIRECTOR OF THE COMPANY.

The following table sets forth certain information with respect to the nominee for election at this meeting, and the directors who will continue in office after the meeting. Unless otherwise specified, each director has held his or her current position for at least five years. The biographies of the nominee and continuing directors below contain information regarding the person’s service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualification, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company beginning in 2010. In considering the nominee’s and directors’ individual experience, qualifications and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees.

Name	Age	Served as Director Since	Principal Occupation
Nominee for Election Whose Term Will Expire in 2010 (Class I)

Richard J. Tavss	70	1988

Chairman of the Board of the Company and Bank since April 2010. Senior Counsel of Tavss Fletcher, Norfolk, Virginia, since 1977. Mr. Tavss has practiced law for over 46 years including representation of all types of businesses. He is also part owner and manager of several successful businesses. Through his legal career and business experience, Mr. Tavss has extensive expertise in business transactions and law that is invaluable to our Board and the Company.

Incumbent Directors Whose Terms Will Expire in 2011 (Class II)

Herbert L. Perlin	69	1987

Senior partner of Perlin Rossen & Associates LLC, a wealth management group located in Virginia Beach, Virginia, since 1983. Mr. Perlin provides financial consulting to corporate and individual business owners. He has over eight years of banking experience working with First Virginia Bank where he headed the real estate lending department and has taught tax and accounting classes at Tidewater Community College. Mr. Perlin brings to our Board in-depth knowledge of our local business markets and significant experience regarding real estate lending, personal and corporate finance, and tax.

Kenneth J. Young	59	1999

President of the Norfolk Tides and Albuquerque Isotopes baseball clubs and Ovations Food Services, since 1996. Mr. Young has owned and operated several successful businesses over the last 25 years. In addition, Mr. Young is a director of Progress Bank of Florida in Tampa, Florida where he also serves on its audit committee. Mr. Young brings to our Board a wide range of business expertise and management skills, and provides knowledge and insights developed from his experience serving on the board of directors of another financial institution.

Thomas W. Moss, Jr.	81	1999

Elected Treasurer of the City of Norfolk in 2001. Mr. Moss was formerly an Attorney, President and sole owner of Thomas W. Moss, Jr. PC and a former House Majority Leader and Speaker of the House of Delegates for the Commonwealth of Virginia. Mr. Moss served in the Virginia General Assembly for 34 years. Mr. Moss brings to the Board his experience as a legislator, including service on numerous committee memberships and chairmanships, which has strengthened his leadership and consensus-building skills. He also has public relations experience from running for and serving in, elected office. Mr. Moss contributes his significant connections throughout the Commonwealth of Virginia and his extensive public relations, legislative, leadership and consensus-building skills to our Board.

Incumbent Directors Whose Terms Will Expire in 2012 (Class III)

Laurence C. Fentriss	55	2001

Managing Partner of CBIA Advisors, Inc., a private equity fund, since 2006 and President and CEO of Acquiror, Inc., an investment company, since 1996. He is the past President of Anderson and Strudwick Investment Corporation, parent of Anderson and Strudwick, Inc., a full service brokerage and investment banking firm, and formerly co-founder of Baxter, Fentriss and Company, an investment banking firm. Mr. Fentriss has over 33 years experience in the banking industry and was formerly an officer of Crestar Bank. Mr. Fentriss serves as a director of ICBN Financial, a public company in Ontario, California. Mr. Fentriss is also a director of Gateway Bank, F.S.B., in San Francisco, California and Chairman of the Board of Progress Bank of Florida in Tampa, Florida

Edward J. Woodard, Jr., CLBB	67	1973

President and Chief Executive Officer of the Bank since 1973. President and Chief Executive Officer of the Company since 1988. Served as Chairman of the Board of the Company and the Bank from 1988 to 2010. Mr. Woodard is also President and Director of BOC Title of Hampton Roads, Inc., T/A Executive Title Center, BOC Insurance of Hampton Roads, Inc., Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage and Commonwealth Financial Advisors, LLC, President of Boush Bank Building Corporation and a general partner in Boush Bank Building Associates. Prior to joining the Bank, Mr. Woodard served as an officer of First Virginia Bank of Tidewater for five years and as a manager of State Loan & Finance Management Corporation for five years. Mr. Woodard has served as President and Director of Tidewater Business Financing Corporation, a community development company specializing in SBA lending for over 25 years, and also serves as a director of the FHLB of Atlanta since November 2008. Mr. Woodard brings to our Board intimate knowledge of our business and operations, extensive experience in banking in the Tidewater region and expertise developed from service on the boards of directors of other banks and financial institutions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth for (1) each director-nominee, director, and named executive officer of the Company, and (2) all director-nominees, directors, and executive officers of the Company as a group: (i) the number of shares of Company common stock beneficially owned on May 6, 2010 and (ii) such person’s or group’s percentage ownership of outstanding shares of Company common stock on such date. All of the Company’s directors and named executive officers receive mail at the Company’s principal executive office at 403 Boush Street, Norfolk, Virginia 23510. Except as noted below, each person has sole voting and sole investment control with respect to the shares listed.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Directors:
E. Carlton Bowyer, Ph.D.	21,231	(3)	*
Laurence C. Fentriss	494,800	(4)	7.16%
Morton Goldmeier	161,715	(5)	2.34%
Thomas W. Moss, Jr.	21,438	(6)	*
William D. Payne, M.D.	56,179	(7)	*
Herbert L. Perlin	78,920	(8)	1.14%
Richard J. Tavss	319,416	(9)	4.63%
Edward J. Woodard, Jr., CLBB	208,984	(10)	3.00%
Kenneth J. Young	100,406	(11)	1.45%

Non-Director Executive Officers:
Cynthia A. Sabol, CPA	48,250	(12)	*
Simon Hounslow	61,500	(13)	*
Stephen G. Fields	39,320	(14)	*

All Directors and Executive Officers as a group (12 persons)	1,612,159		22.33%

*	Percentage of ownership is less than 1.0% of the outstanding shares of common stock of the Company.
(1)

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options. The above table includes 331,004 shares which can be acquired through the exercise of stock options.

(2)	Based on 6,889,431 issued and outstanding shares of common stock as of May 6, 2010.
(3)

Includes (i) 16,620 shares which Dr. Bowyer has the right to acquire through the exercise of stock options, and (ii) 555 shares registered in the name of Dr. Bowyer’s wife, for which Dr. Bowyer disclaims beneficial ownership.

(4)

Includes (i) 16,620 shares which Mr. Fentriss has the right to acquire through the exercise of stock options, (ii) 130,262 shares held in an IRA for the benefit of Laurence C. Fentriss, (iii) 47,488 shares held in the Bank of the Commonwealth Deferred Directors Compensation Plan for the benefit of Laurence C. Fentriss, and (iv) 155,695 shares registered in the name of Community Bank Investors of America, LP of which Mr. Fentriss is Managing Partner.

(5)

Includes (i) 16,620 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options, and (ii) 19,324 shares owned by Mr. Goldmeier’s wife, for which Mr. Goldmeier disclaims beneficial ownership.

(6)	Includes (i) 16,620 shares which Mr. Moss has the right to acquire through the exercise of stock options, and (ii) 4,134 shares owned jointly by Mr. Moss and his wife.
(7)

Includes (i) 16,620 shares which Dr. Payne has the right to acquire through the exercise of stock options, (ii) 1,969 shares registered in the name of Dr. Payne’s wife, for which Dr. Payne disclaims beneficial ownership, and (iii) 10,737 shares held in an IRA for the benefit of William D. Payne.

(8)

Includes (i) 16,620 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 25,665 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, of which Mr. Perlin is Acting Trustee, (iii) 2,984 shares owned jointly by Mr. Perlin and his wife, (iv) 26,236 shares registered as the Perlin Revocable Living Trust, and (v) 22,951 shares pledged as collateral for a loan.

(9)

Includes (i) 16,620 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 1,724 shares registered in the name of Richard J. Tavss, custodian for Bobbie J. Tavss, (iii) 1,025 shares registered in the name of Richard J. Tavss, custodian for Sanders T. Schoolar V, (iv) 895 shares registered in the name of Richard J. Tavss, custodian for Zachary I. Maiden, (v) 918 shares registered in the name of Richard J. Tavss, custodian for Taylor Tavss Scholar, (vi) 267 shares registered in the name of Richard J. Tavss, custodian for Richard T. Maiden, (vii) 267 shares registered in the name of Richard J. Tavss, custodian for Samantha R. Maiden, (viii) 48,276 shares registered in the name of Fletcher, Maiden & Reed PC 401(k) Plan for the benefit of Richard J. Tavss, (ix) 69,373 shares held in the Bank of the Commonwealth Deferred Directors Compensation Plan for the benefit of Richard J. Tavss, and (x) 1,871 shares registered in the name of Mr. Tavss’ wife, for which Mr. Tavss disclaims beneficial ownership.

(10)

Includes (i) 66,829 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 2,796 shares held in an IRA for the benefit of Edward J. Woodard, Jr., (iii) 128,495 shares held in the Bank of the Commonwealth Deferred Directors Compensation Plan for the benefit of Edward J. Woodard, Jr., (iv) 10,778 shares held in the Company’s 401(k) Profit Sharing Plan, and (v) 1 share registered in the name of Edward J. Woodard, Jr., custodian for T. Brandon Woodard.

(11)

Includes (i) 16,620 shares which Mr. Young has the right to acquire through the exercise of stock options, (ii) 6,353 shares representing the proceeds of a self directed IRA for the benefit of Kenneth J. Young, (iii) 8,202 shares owned jointly with Michael J. Young (son), (iv) 8,202 shares owned jointly with Benjamin C. Young (son), (v) 8,202 shares owned jointly with Jennifer M. Young (daughter), and (vi) 32,207 shares held in the Bank of the Commonwealth Deferred Directors Compensation Plan for the benefit of Kenneth J. Young.

(12)	Includes (i) 46,380 shares which Ms. Sabol has the right to acquire through the exercise of stock options, and (ii) 1,863 shares held in the Company’s 401(k) Profit Sharing Plan.
(13)	Includes 46,985 shares which Mr. Hounslow has the right to acquire through the exercise of stock options.
(14)

Includes (i) 37,850 shares which Mr. Fields has the right to acquire through the exercise of stock options, (ii) 16 shares registered in the name of Madison S. Fields (daughter), (iii) 16 shares registered in the name of Mr. Field’s wife, for which Mr. Fields disclaims beneficial ownership, and (iv) 1,425 shares held in the Company’s 401(k) Profit Sharing Plan.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of May 6, 2010 by each beneficial owner of more than 5.0% of the Company’s common stock based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”) and the Company’s stock transfer records.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Wasatch Advisors, Inc.	471,037		6.84%
150 Social Hall Ave.
Salt Lake City, UT 84111

Financial Stocks Capital Partners III L.P.	461,718		6.70%
507 Carew Tower
441 Vine Street
Cincinnati, Ohio 45202

Laurence C. Fentriss	494,800	(3)	7.16%
700 S. Harbor Island Blvd., Suite 232
Tampa, FL 33602

(1)

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.

(2)	Based on 6,889,431 issued and outstanding shares of common stock as of May 6, 2010.
(3)	See footnote 4 to the “Security Ownership of Management” table.

MANAGEMENT INFORMATION

Executive Officers of the Company and the Bank

Edward J. Woodard, Jr., CLBB, 67, has served as President and Chief Executive Officer of the Bank since 1973 and as President and Chief Executive Officer of the Company since 1988. Mr. Woodard also served as Chairman of the Board of the Bank and Company from 1988 to 2010. Mr. Woodard is also President and Director of BOC Title of Hampton Roads, Inc., T/A Executive Title Center, BOC Insurance of Hampton Roads, Inc., Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage and Commonwealth Financial Advisors, LLC, President of Boush Bank Building Corporation and a general partner in Boush Bank Building Associates. Prior to joining the Bank, Mr. Woodard served as an officer of First Virginia Bank of Tidewater for five years and as a manager of State Loan & Finance Management Corporation for five years. Mr. Woodard has served as President and Director of Tidewater Business Financing Corporation, a community development company specializing in SBA lending for over 25 years, and also serves as a director of the FHLB of Atlanta since November 2008.

Cynthia A. Sabol, CPA, 47, assumed the role of Executive Vice President, Chief Financial Officer and Secretary of the Company and Bank in February 2004. Ms. Sabol is also Director, Vice President, Secretary and Treasurer of BOC Title of Hampton Roads, Inc., T/A Executive Title Center, BOC Insurance of Hampton Roads, Inc., and Commonwealth Financial Advisors, LLC and Director, Vice President and Treasurer of Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage. Prior to joining the Company, she worked at Hampton Roads Bankshares, Inc., a community bank located in Norfolk, Virginia, as Senior Vice President and Chief Financial Officer for ten years and as an executive with Ernst and Young, a public accounting firm, for nine years. Ms. Sabol is a certified public accountant and received a Bachelor of Science degree from the State University of New York at Albany.

Simon Hounslow, 45, Executive Vice President and Chief Lending Officer has been with the Bank since 1989. In December 2004, he was promoted from Senior Vice President to Executive Vice President and Chief Lending Officer. Mr. Hounslow has over 20 years of experience in the banking industry, specializing in commercial, consumer and construction lending.

Stephen G. Fields, 46, joined the Company in December 2003 as Senior Vice President and Commercial Loan Officer. In December 2004, he was promoted to Executive Vice President and Commercial Loan Officer. Mr. Fields is also Director, Vice President and Secretary of Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage and Director and Vice President of BOC Title of Hampton Roads, Inc., T/A Executive Title Center. Mr. Fields has 15 years of experience in the banking industry concentrating in commercial, consumer and construction lending. Prior to joining the Company, Mr. Fields worked at Bank of Hampton Roads as Senior Vice President and Commercial Loan Officer for six years. Mr. Fields also worked six years as an examiner with the Federal Reserve Bank of Richmond.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Meetings and Committees of the Board of Directors

The Company’s Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Company. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board’s guidance. In turn, the management of the Company provides the Board of Directors with a regular and detailed flow of information relating to the Company’s overall condition and financial performance. The Board has considered the relationships discussed under “Certain Relationships and Related Transactions” below and has determined that all non-employee directors, except for Richard J. Tavss, and including E. Carlton Bowyer, Ph.D., Morton Goldmeier, William D. Payne, M.D. and Raju V. Uppalapati (who resigned in April 2010), satisfy the independence requirements defined under Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market, Inc. (“NASDAQ”) and the Board determined that the relationships discussed below did not interfere with any director’s ability to exercise independent judgment as a director of the Company. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. All current members of the Nominating, Audit and Personnel/Compensation Committees are “independent directors,” as defined by Rule 5605(a)(2) of the Listing Rules of NASDAQ. A majority of the directors after the meeting satisfy the NASDAQ independence requirements.

During 2009, the Board of Directors met 12 times for regular monthly meetings and two times for a special meeting. All directors attended at least 75% of the total meetings of the Board of Directors and the various committees on which they are members. The Board does not have a policy regarding attendance by Board members at annual shareholders’ meetings. However, Board members are encouraged to attend such meetings and at the annual meeting held on July 28, 2009 all Board members were in attendance.

The Board of Directors has, among others, the following standing committees: Audit Committee, Personnel/Compensation Committee, and Nominating Committee. At its first meeting after the Annual Meeting of Shareholders, the Board appoints the members of each committee. Committee members serve for one year or until the first meeting of the Board following the next Annual Meeting of Shareholders. More information on the Audit Committee is set forth in the Audit Committee Report, beginning on page 12. More general information on the Audit, Personnel/Compensation and Nominating Committees of the Board is set forth on page 10.

Shareholder Communications with the Company’s Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Bank of the Commonwealth, Board of Directors, c/o Corporate Secretary, 403 Boush Street, Norfolk, Virginia 23510. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Nominating Committee and Procedures

The Board of Directors has designated a Nominating Committee, which is responsible for reviewing with the Board the appropriate skills and characteristics required to serve as a director of the Company. The Committee does not have a charter; however, the Board has adopted a Director Nominations Policy, which outlines the process by which the Nominating Committee members identify a candidate for possible inclusion in the Company’s recommended slate of director nominees. Mr. Tavss served on the Nominating Committee during 2009, but no longer serves on the committee because the Board has determined that Mr. Tavss no longer qualifies as an independent director. All current members of the Nominating Committee are “independent directors,” as defined by the NASDAQ listing standards.

The Board and the Nominating Committee believe that a director should be an individual with substantial accomplishments and sound business judgment, who has demonstrated integrity and ethics in his or her personal and professional life. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. The committee considers all relevant qualifications of candidates for Board membership, including factors such as industry knowledge and experience, public company, academic or regulatory experience, financial expertise, current employment and other board memberships. In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such directors’ overall service to us during his term and any relationships and transactions that might impair such directors’ independence. The Nominating Committee seeks a broad range of candidates who posses the background, skills, and expertise to make a significant contribution to the Board, and to the Company and its shareholders. In addition to the forgoing factors, the Nominating Committee also considers diversity in its evaluation of candidates for board membership. The Board believes that diversity with respect to viewpoint, skills and experience is an important factor in board composition. The Nominating Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with the composition of the Board as a whole. The Board has recently adopted a mandatory retirement policy for directors pursuant to which a director cannot stand for reelection if he or she will obtain the age of 75 or greater in the year that he or she is subject to reelection. The Nominating Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by the Committee to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.

The Board has concluded that the director nominee possesses the personal traits described above. In considering the director nominee’s individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, the director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes the director nominee possesses are discussed under Proposal I, beginning on page 2.

While there are no formal procedures for shareholders to submit director recommendations, the Nominating Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the Company’s executive offices at 403 Boush Street, Norfolk, Virginia 23510, Attn: Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer, and must be received by February 28, 2011 in order to be considered by the Nominating Committee for the annual election of directors in 2011. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.

In addition, in accordance with the Company’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s bylaws, a shareholder nomination must include (a) as to each person whom the shareholder proposes to nominate for election, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder making the nomination, (i) the name and address, as they appear on the Company’s books, of such shareholder, and (ii) the class and number of shares of the Company’s common stock which are beneficially owned by such shareholder. Nominations must be received at the Company’s executive offices at 403 Boush Street, Norfolk, Virginia 23510, Attn: Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer, no later than April 29, 2011 and no earlier than March 30, 2011 for the annual election of directors in 2011.

Personnel/Compensation Committee and Procedures

The Personnel/Compensation Committee’s responsibilities include, among other duties, the responsibility to recommend to the Board of Directors the level of compensation to be paid to the executive officers, with the Board making the final determination. It also administers all incentive and equity compensation plans for the benefit of such officers, directors and employees eligible to participate in such plans. The Board does not have a charter for the Personnel/Compensation Committee. All members of the Personnel/Compensation committee are “independent directors,” as defined by the NASDAQ Stock Market’s listing standards.

BOARD COMMITTEES

The information below includes a description of each of the Audit, Personnel/Compensation and Nominating Committees, the current composition of each committee and the number of meetings held in 2009 by each committee.

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2009
Audit	E. Carlton Bowyer, Ph.D. Morton Goldmeier (1) Thomas W. Moss, Jr. William D. Payne, M.D. Herbert L. Perlin Kenneth J. Young	• Reviews financial reporting policies, procedures, and internal controls of the Company • Appoints independent auditors • Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent auditors • Reviews related-party transactions • Reviews the Company’s policies, processes, and procedures regarding compliance with applicable laws’ and regulations and the Statement of Ethics	5
Personnel/ Compensation (2)	E. Carlton Bowyer, Ph.D. Thomas W. Moss, Jr. William D. Payne, M.D. (1) Kenneth J. Young	• Recommends the compensation of officers to the Executive Committee and Board • Recommends the granting of stock options and other employee remuneration plans to the full Board	1
Nominating (2)	E. Carlton Bowyer, Ph.D. (1) Laurence C. Fentriss William D. Payne, M.D.	• Recommends those persons to be designated as Board nominees for election to the Board by the shareholders	0

(1)	Committee Chair.
(2)	Mr. Uppalapati also served on this committee during 2009.

AUDIT COMMITTEE REPORT

The Company’s Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Board of Directors is currently composed of six non-employee directors. The Board has determined that Morton Goldmeier, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K and that each member of the Audit Committee is independent within the meaning of Rule 5605(a)(2) of the Listing Rules of the NASDAQ and Rule 10A-3 under the Exchange Act. The Audit Committee held five meetings during 2009. The responsibilities of the Audit Committee are set forth in its charter, which is not currently available on the Company’s website. The Company intends to post the charter on its website in the future. The Audit Committee Charter is attached as Appendix A to this proxy statement. The Committee reviews and reassesses the charter at least annually.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61, as amended (“Communication with Audit Committees”). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, and received and discussed the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

•	Morton Goldmeier, Chairman

•	E. Carlton Bowyer, Ph.D.

•	Thomas W. Moss, Jr.

•	William D. Payne, M.D.

•	Herbert L. Perlin

•	Kenneth J. Young

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

Certain directors and officers of the Company and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 2009, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons were made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2009, the amount of loans from the Bank to all officers and directors of the Company and the Bank, and entities or persons with which they are associated, was approximately $37.1 million.

Business Relationships and Transactions with Management

In the ordinary course of business, the Company and the Bank engage in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties.

In 1984, the Bank entered into a lease with Boush Bank Building Associates, a Virginia limited partnership (the “Partnership”), to rent the headquarters building (the “Headquarters”) of the Company and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Corporation. The

limited partners of the Partnership are Edward J. Woodard, Jr., CLBB, President, CEO and director of the Company and the Bank, and the estates of George H. Burton and William P. Kellam, former directors. The lease requires the Bank to pay all taxes, maintenance and insurance. The original term of the lease was 23 years and 11 months, and began on December 19, 1984. Under the same terms and conditions of the original lease, the Bank has the option to extend the term for five additional periods of five years each. The Bank is currently under the first renewal option. In connection with this property, the lessor has secured financing in the form of a $1.6 million industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3.0% of the then outstanding principal balance through the 25th year, when the unpaid balance will become due. In June 2009, this obligation was paid in full. Interest on this bond was payable monthly, at 68.6% of the prime rate of SunTrust Bank in Richmond, Virginia. Monthly rent paid by the Bank was previously equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. Monthly rent paid by the Bank is currently equal to the interest associated with the secondary financing provided the lessor by the Bank. Aggregate rent payments for 2009 were $46.7 thousand. Beginning in 2011, the monthly rent paid by the Bank will equal the principal and interest payments associated with the secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and has been obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90.0% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank’s return on average assets is less than seven-tenths of one percent. Under this provision, the Bank has purchased 54.4% of this property for a total of $999.6 thousand. No purchases have been made after 1988. In the opinion of management of the Company, the terms of the lease are no less favorable than could be obtained from a non-related party in an arms-length transaction. Prior to executing the lease and before the holding company reorganization, the shareholders of the Bank owning a majority of Bank common stock consented to the foregoing lease.

In 1998, the Bank entered into a lease with respect to its branch at 1217 Cedar Road, Chesapeake, Virginia with Morton Realty Associates, a Virginia general partnership, and Richard J. Tavss and several other parties who share ownership and responsibility as landlord under the lease. Morton Goldmeier is a partner in Morton Realty Associates, one of the landlords under the lease, and is also a member of the Board of Directors of the Bank and the Company. Richard J. Tavss, also one of the landlords under the lease, is also a member of the Board of Directors of the Bank and the Company. Annual lease payments under the lease currently are $118.0 thousand. The original lease term ends July 31, 2010. The Board of Directors of the Company received two independent appraisals with respect to this property prior to entering into this lease. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

In 2006, the Bank entered into a lease with respect to its branch at 8468 Caratoke Highway, Powells Point, North Carolina with RAVA Developments, LLC, a North Carolina limited liability company. RAVA Group, LLC, a North Carolina limited liability company, is the managing member of RAVA Developments, LLC. Raju V. Uppalapati, who served as a director of the Company and the Bank until April 20, 2010, is the Chairman and CEO of RAVA Group, LLC. In 2007, the property was sold to Powells Point, LLC, a North Carolina limited liability company and the related lease was assigned. T. Brandon Woodard, JD, AMB is the sole member in Powells Point, LLC and is the son of Edward J. Woodard, Jr., CLBB, who is the President, CEO and a director of the Bank and the Company. Annual lease payments under the lease currently are $108.0 thousand. The lease has an initial term of 15 years and runs through June 30, 2022. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

In January 2007, the Bank entered into a lease with respect to its branch at 26006 NC Highway 12, St. Waves Plaza Unit 1, Waves, North Carolina with Noraj & Associates, Inc., a North Carolina corporation. Raju V. Uppalapati, who served as a director of the Company and the Bank until April 20, 2010, is the owner of Noraj & Associates, Inc. Annual lease payments under the lease currently are $48.9 thousand. The lease has an initial term of 10 years and runs through April 30, 2017. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

In February 2007, the Bank entered into a lease with respect to its branch at 562 Caratoke Highway, Moyock, North Carolina with R&E Capital Investments, LLC, a North Carolina corporation. Raju V. Uppalapati, who served as a director of the Company and the Bank until April 20, 2010, is the managing member of R&E Capital Investments, LLC. In late 2007, the property was sold to Moyock One, LLC, a North Carolina limited liability company and the related lease was assigned. T. Brandon Woodard, JD, AMB is a member with a 50% ownership in Moyock One, LLC and is the son of Edward J. Woodard, Jr., CLBB, who is the President, CEO and a director of the Bank and the Company. RAVA Properties, LLC, a North Carolina limited liability company, is a member with a 50% ownership in Moyock One, LLC. Raju V. Uppalapati is the sole member of RAVA Properties, LLC. In 2010, RAVA Properties, LLC sold its 50% ownership in Moyock One, LLC to Bank of the Commonwealth. Annual lease payments under the lease currently are $47.8 thousand. The lease has an initial term of 10 years and runs through May 31, 2017. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

In 2007, the Bank entered into a lease with respect to its North Carolina branch headquarters, which anticipates it will house offices for each of the Company’s subsidiaries, Bank of the Commonwealth Mortgage, Executive Title Center and Commonwealth Financial Advisors, LLC, at 3732 North Croatan Highway, Kitty Hawk, North Carolina with R&E Capital Investments, LLC, a North Carolina corporation. Raju V. Uppalapati, who served as a director of the Company and the Bank until April 20, 2010, is the managing member of R&E Capital Investments, LLC. In 2008, the property was sold to Commonwealth Property Associates, LLC, a Virginia limited liability company and the related lease was assigned. Membership in Commonwealth Property Associates, LLC is comprised as follows: Bank of the Commonwealth (61.0%); RAVA Properties, LLC (20.0%), of which Raju V. Uppalapati is the sole member; Bobbie Joe Schooler (4.0%) and Besianne Tavss Maiden (4.0%), daughters of Richard J. Tavss, who is a member of the Board of Directors of the Bank and the Company; T. Brandon Woodard, JD, AMB (1.0%), son of Edward J. Woodard, Jr., CLBB, who is the President, CEO and a director of the Bank and the Company; Jennifer Young (2.67%), Michael Young (2.67%) and Benjamin Young (2.66%), children of Kenneth J. Young, who is a member of the Board of Directors of the Bank and the Company; Madison S. Fields (0.50%) and Reagan S. Fields (0.50%), daughters of Stephen G. Fields, who is an Executive Vice President and Commercial Loan Officer of the Bank; and Simon Hounslow (1.00%), who is the Executive Vice President and Chief Lending Officer of the Bank. In 2010, RAVA Properties, LLC sold its 20% ownership in Commonwealth Property Associates, LLC to Bank of the Commonwealth. Annual lease payments under the lease currently are $223.3 thousand. The lease has an initial term of 15 years and runs through May 31, 2023. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction. Commonwealth Property Associates, LLC entered into a sublease with BD&A Realty & Construction, Inc. to sublease approximately 2,700 square feet of the building. Raju V. Uppalapati is a partner in BD&A Realty & Construction, Inc. Annual rental income under the sublease currently is $48.6 thousand. The sublease has an initial term of three years and runs through May 31, 2011. Under the terms of the sublease, the tenant will have the option to extend the term for two additional periods of five years each. The Board and management believe the terms of this sublease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

In 2007, the Bank signed a letter of intent and proposal to lease its branch at 221 Western Avenue, Suffolk, Virginia with Glenn Development, Inc., a Virginia corporation. In January 2008, Glenn Development, Inc. assigned the right to purchase and lease the property to Suffolk One, LLC, a Virginia limited liability company. T. Brandon Woodard, JD, AMB is the sole member in Suffolk One, LLC and is the son of Edward J. Woodard, Jr., CLBB, who is the President, CEO and a director of the Bank and the Company. Annual lease payments under the lease currently are $45.7 thousand. The lease has an initial term of 10 years and runs through March 31, 2018. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

The Bank has also retained the Norfolk, Virginia law firm of Tavss Fletcher, of which Richard J. Tavss, a director of the Company and the Bank, is senior counsel and one of seven partners in the firm, to perform certain legal services for the Company and the Bank. Since January 1, 2009, the Company has paid $804.8 thousand to Tavss Fletcher.

The Company does not have a formal written policy regarding the review of potential conflicts of interest between the Company and the Company’s directors, executive officers and their associates. However, the Board of Directors of the Company is responsible for reviewing and approving, ratifying or disapproving any non-banking transactions with the Company in which directors, executive officers or their associates may participate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section l6(a) of the Exchange Act requires directors, executive officers and persons who beneficially own more than 10.0% of the Company’s common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16 forms they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that all Section 16 filing requirements applicable to its directors, officers and greater than 10.0% beneficial owners were complied with in 2009.

Board Leadership Structure

From 1988 to April 2010, the Company combined the principal executive officer and board chairman positions and did not have a separate lead director. Mr. Woodard has served as the President and Chief Executive Officer of the Bank since 1973 and as Chairman of the Bank Board since 1988. He has also served as Chairman of the Board, President and Chief Executive Officer of the Company since 1988. While we recognize that different board leadership structures may be appropriate for entities with different histories and cultures, as well as entities with varying sizes and performance characteristics, as of April 2010, the Company separated the roles of Chief Executive Officer and Chairman of the Board in an effort to strengthen corporate governance, accountability to shareholders and in recognition of the differences between the two roles. Richard J. Tavss, a director of the Company and Bank since 1988, was appointed as Chairman of both the Bank and Company Boards in April 2010. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

Oversight of Risk Management

The Board of Directors is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports the findings to the full Board at the next Board meeting

The Audit Committee meets periodically with management in order to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

CODE OF ETHICS

We have adopted a Code of Ethics and Personal Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will either post this Code on our Internet website at www.bankofthecommonwealth.com or, if not so posted, provide a copy of the Code to any person without charge upon written request to Cynthia A. Sabol, Executive Vice President and Chief Financial Officer, Commonwealth Bankshares, Inc., 403 Boush Street, Norfolk, VA 23510. We intend to provide any required disclosure of any amendment to or waiver from the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on www.bankofthecommonwealth.com promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure. The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

EXECUTIVE COMPENSATION

By definition, “named executive officers” refers to a company’s chief executive officer and chief financial officer and up to three additional most highly compensated executive officers whose total compensation exceeded $100,000 for the most recent year. Throughout this proxy statement, the Company’s named executive officers are its President and Chief Executive Officer, its Chief Financial Officer, its Chief Lending Officer and its Commercial Loan Officer.

Compensation Discussion and Analysis

Overview of Compensation Program

The Personnel/Compensation Committee (the “Committee”) assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers. The goal of the Committee is to motivate executives to achieve a range of performance consistent with the Company’s strategic and business plans approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholder interests. The Committee is currently comprised of four non-employee directors, William D. Payne, M.D., Chairman, E. Carlton Bowyer, Ph.D., Thomas W. Moss, Jr. and Kenneth J. Young, each of whom is independent under the NASDAQ listing standards.

Compensation Philosophy

The Company’s executive compensation programs are designed to attract, motivate and retain executive talent with the skills, experience, motivation and commitment needed to optimize long-term shareholder value in a competitive environment. The executive compensation programs adopted by the Committee reflect the Committee’s belief that employee performance and achievement will result in long-term economic benefits to the Company, and that they will support the goal of increasing long-term shareholder value by achieving specific financial and strategic objectives.

The Company’s executive compensation programs are designed to:

•	provide levels of base compensation that are competitive geographically and with comparable companies;

•

provide annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of the Company without unreasonable risk-taking; and

•	provide long-term incentive compensation that focuses executive efforts on building long-term shareholder value through meeting longer-term financial and strategic goals.

Compensation Program Components and Process

The primary elements of compensation for our executives include: salary, bonus, equity incentive awards, health, disability and life insurance, deferred supplemental compensation and perquisites. In designing and administering the Company’s executive compensation programs, the Committee attempts to strike an appropriate balance among these various elements, each of which is discussed in detail below. The Committee believes that executive compensation should be closely tied to financial and operational performance of the Company, as well as to the individual performance and responsibility level of the executives. The Committee also believes that executive compensation should contain an equity-based component in order to more closely align executive interests with those of shareholders.

Executive compensation is set at the regularly scheduled fall meeting of the Committee. The Chief Executive Officer does not make recommendations regarding or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

The Committee has historically utilized publicly available professional compensation surveys and labor market studies, including the Virginia Bankers Association’s Annual Executive Compensation and Benefits Survey, to make informed decisions regarding pay and benefit practices. Surveys prepared by management were used to periodically ensure that the Company is maintaining its labor market competitiveness. The Company has historically reviewed the executives’ salaries and benefits with those of executives in comparable positions within businesses of a similar size in the Company’s marketplace. While the Company does not set compensation at set percentage levels compared to the market, the Committee has historically sought to provide salary, incentive compensation opportunity and employee benefits that fall within the average practice of the Company’s competitors and the labor markets in which it participates, with the potential for higher than average compensation when the Company or the executive exceeds their performance goals. For 2009, executive compensation decisions were not based on any benchmarking of peer institutions since the Committee determined not to raise salaries or grant any equity awards for 2009.

Base Salary

Using the data obtained in the salary surveys, base pay for the Company’s executives is established based on the scope of their responsibilities, performance and the applicable competitive market compensation paid by other companies for similar positions. The subjective decisions regarding the amount and mix of compensation elements are primarily based upon an assessment of each executive’s leadership, performance and potential to enhance long-term shareholder value. Key factors include: the executive’s contribution to the Company’s financial results, and the executive’s effectiveness in leading initiatives to increase long-term shareholder value, productivity and revenue growth. Based on the overall financial performance of the Company, the committee decided that each of the named executive officers did not warrant a salary increase for 2009.

Performance Bonus

The Company maintains a management incentive cash bonus program to reward superior performance for the year. Executive bonuses are paid based on an evaluation of each executive’s current year performance, taking into consideration the Committee’s assessment of the overall financial, market and competitive performance of the Company and, for the commercial loan officers, their loan productivity and profitability levels. Cash bonuses are typically paid at the end of the fiscal year based on performance through the end of October of said year.

In establishing the Chief Executive Officer and Chief Financial Officer bonuses, in addition to the above, the Committee considers the level of and/or increases in return on average assets and return on average equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality; consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement of market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans, other real estate owned and other objectives as may be established by the Board of Directors; the Virginia State Corporation Commission (the “SCC”) and Federal Reserves’ CAMELS ratings; and the compensation and benefit levels of comparable positions at peer institutions within the financial services industry operating in Virginia. There is no minimum or maximum bonus opportunity for the Chief Executive Officer and the Chief Financial Officer. The Committee determines the amount of the cash bonus based on its evaluation of all of these factors with no minimum target or maximum award in mind.

The executive commercial loan officers’, including the Chief Lending Officer, annual bonuses are set as a percentage of base salary and are tied to the achievement of several targets. The maximum potential bonus an executive commercial loan officer may be awarded is 50% of his base salary. The payout percentage is based on the officer’s average outstanding loan volume under management at the end of October of each year subject to increase or decrease based on satisfaction of the factors below. For every $2 million increase in average loan volume above the base volume of $10 million, the bonus will increase by 1% of the officer’s base salary beginning at 1%. In order to achieve the maximum bonus payout several factors will be considered: the Company must achieve certain profitability and performance levels which are set at the beginning of each year by the Committee; the credit quality of the commercial loan officer’s individual portfolio must be acceptable in the opinion of and based solely on the judgment of the President and Chief Executive Officer and the Committee; and management of the commercial loan officer’s loan portfolio regarding quality of loan write-ups, monitoring collateral and financial statement exceptions, monitoring past due loans and monitoring maturity issues, must meet or exceed established Company standards and be deemed acceptable by the President and Chief Executive Officer and the Committee. If the above goals are not met or performance is not in line with established Company standards, the bonus level, if any, awarded to the executive commercial loan officer is at the sole discretion of the Committee. Because the performance goals for 2009 were not met, no bonus awards were paid under the management incentive cash bonus program for 2009.

Equity Incentive Awards

The Company utilizes long-term equity incentive awards to promote the success of the Company and enhance its value by providing motivation for outstanding performance and employment longevity through linking the long-term personal interest of participants to those of the Company’s shareholders. The 2005 Stock Incentive Plan was approved by the shareholders at the Annual Meeting of Shareholders held on June 28, 2005 and provides for the issuance of restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company.

For the past several years, the Company has granted stock options as its only form of equity compensation. The Committee annually submits a recommendation in November to the Company’s Board of Directors regarding whether awards should be made for the fiscal year, and if so, the amount of award to be made to each participant. The total value of the awards and their effect on shareholder dilution is considered in determining the total amount of awards to be made for each fiscal year. Annual awards are generally made to individuals at the end of each fiscal year. These grants are made by the Board, based on recommendations submitted to the Committee by the Company’s Chief Executive Officer, except for his award which is determined by the Committee, based on the executive’s contribution to the success of the Company, taking into consideration competitive grant levels and total options granted as a percentage of shares outstanding. Each grant is designed to align the long-term interests of the executive with those of the shareholders.

Any such awards of stock options are made at or above the market price at the time of the award. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. All stock options granted have a ten year life and are fully vested and exercisable at the date of grant. In an effort to minimize compensation expense given the difficult economic times and the financial results of the Company, the Committee thought it was appropriate not to grant stock options in 2009.

The Committee also considers the accounting implications of FASB ASC Topic 718 “Stock Compensation”, in its determination of the type and appropriate levels of long-term compensation. In 2007, the Committee gave serious consideration to the prospect of granting restricted stock awards as opposed to stock option grants, and determined that the subjective benefits and costs associated with stock option grants were more appropriate for the Company at the time. The Committee intends to continue to consider the benefits of alternative approaches to long-term compensation in order to select the method that will allow the Company to attract and retain highly skilled employees, and reward them for their continued employment with the Company and their hard work and commitment to the long-term success of the Company.

Deferred Supplemental Compensation

The Bank has entered into a deferred supplemental compensation agreement with each of the named executive officers of the Company to help retain the services of these key executives. Mr. Woodard entered into an amended and restated deferred supplemental compensation agreement, dated July 20, 2004, with the Bank. Under the supplemental agreement, upon the later of Mr. Woodard’s attaining the age of 65 or his retirement (or, if earlier, his death), Mr. Woodard or his beneficiary shall be entitled to payment from the Bank of: (i) $250,000 in 120 equal consecutive monthly installments of $2,083.33 each, (ii) $720,000 in 180 equal consecutive monthly installments of $4,000 each, and (iii) $540,000 in 180 equal consecutive monthly installments of $3,000 each, all three such payments being payable on the first day of each such month. Under the supplemental agreement, Mr. Woodard is obligated to make himself available to the Company after his retirement, so long as he receives payments under the supplemental agreement, for occasional consultation which the Company may reasonably request. Any amounts unpaid under the supplemental agreement may be forfeited, after notice to Mr. Woodard, in the event that the Board of Directors of the Company determines in good faith that Mr. Woodard is performing services of any kind for a firm or other entity competitive with the business of the Company during the period that he is receiving payments under the supplemental agreement.

The Company has also entered into amended deferred supplemental compensation agreements with Ms. Sabol, Mr. Hounslow and Mr. Fields. The terms and conditions of these amended agreements are virtually the same as those of Mr. Woodard’s deferred supplemental compensation agreement described above except for the amount of payment to which they are entitled. Under the supplemental agreement, Ms. Sabol is entitled to payment from the Bank of $1,500,000 in 180 equal consecutive monthly installments of $8,333.33 each. Mr. Hounslow and Mr. Fields are both entitled to $750,000 in 180 equal consecutive monthly installments of $4,166.67 each.

Each of these amended deferred supplemental compensation agreements were terminated as of March 31, 2010.

Supplemental Life Insurance

In addition to all payments described above, pursuant to an additional term life insurance policy, upon Mr. Woodard’s death, the Company shall pay to his beneficiary a lump sum payment of $250,000, payable on the first day of the second calendar month immediately following the date of death.

Supplemental Executive Retirement Plan

Effective February 1, 2002, the Company’s Board of Directors approved the Bank of the Commonwealth Supplemental Executive Retirement Plan, which is an executive deferred compensation plan in order to provide a select group of management and highly compensated executives the opportunity to elect to defer part or all of the compensation (including bonuses) payable to such executives during any plan year. Under this plan, a participant may designate a fixed dollar amount or a percentage to be deducted from his or her salary and/or bonus and then indicate how the deferred amount is to be invested between a fund that tracks the value of the Company’s stock and a simple interest bearing fund. The amount of deferred compensation in an executive’s account is held in a rabbi trust, but such amounts continue to be subject to the claims of the Bank’s general creditors until such time as they are distributed to the executive. Distributions are generally available at retirement age, death, or on account of disability. In addition, an executive who separates from service for a reason other than retirement, death, or disability, is entitled to receive distributions when he or she reaches age 65 (unless he or she dies or becomes disabled in the meantime, in which case benefits will be payable pursuant to the plan terms regarding such distributions). Distributions may be made in certain situations following a change of control. Distributions are generally made in the form of installment payments, although a distribution in a lump sum is available in limited situations. No executives participate in this plan.

Perquisites and Other Employee Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Company provides these perquisites as part of providing a competitive executive compensation program and for employee retention. The Committee periodically reviews the level of perquisites and other personal benefits provided to the executive officers.

The Company’s executive officers receive the fringe benefits normally provided by the Company to all other employees, including life, medical and disability insurance, participation in its 401(k) plan, paid time off and other Company-wide benefits which may be in effect from time to time. Prior to amendment effective December 29, 2009, the Company’s vacation and sick leave policy applicable to all employees and executive officers accumulated unused vacation and sick leave without limit and provided that, upon retirement or termination without cause, individuals would receive the value of accrued but unused vacation and sick leave either in the form of a lump sum cash payment or ongoing periodic payroll payments until paid in full. The Company accrued annually the cost of vacation and sick leave and expensed the amount for unused vacation and sick leave at the end of each year. While the amount of vacation provided under the policy varies based on several factors, all executive officers were and continue to be entitled to four weeks of vacation each year. As a result of the amendment, employees and executive officers can only carry over to the next year a total of ten days of unused vacation, however upon termination of employment, the amount of earned and unused vacation at the date of termination is forfeited.

The Company amended the vacation and sick leave policy to eliminate the financial liability for unused vacation and sick leave beyond the limit. All employees and most executive officers were paid for accrued vacation and sick leave in December 2009; however, the Company determined not to pay at that time the amounts due to the named executive officers pending clarification of regulatory considerations which may be applicable to such payments. The amounts that would have been paid to each named executive officer if he or she had retired or terminated employment without cause as of December 31, 2009 are reflected in the Potential Payments Upon Termination or Change of Control Table on page 25. The Company anticipates paying these amounts during 2010.

In addition to these standard employee benefits, the executive officers are provided with the use of Company automobiles, and several named executive officers are provided with enhanced key-man long-term disability insurance and Mr. Woodard is provided a Company-paid membership to a country club for customer entertaining.

Employment Agreements

The Company has entered into employment agreements that include “change of control” provisions with certain key executives, including the named executive officers. The employment agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided on pages 23 and 24 under the sections “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.”

Tax and Accounting Implications

In designing its executive compensation programs, the Company takes into consideration the accounting and tax effect that each element will or may have on the Company and the executive officers as a group.

Beginning on January 1, 2006, the Company began accounting for stock-based payments including stock options, restricted stock or other equity awards in accordance with the requirements of FASB ASC Topic 718 “Stock Compensation”. In determining to grant only stock options instead of restricted stock or other forms of equity compensation, the Company considered the accounting impact and tax benefits, and has tried to minimize the overall equity compensation cost.

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which places a limitation on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance based. The Company believes that compensation paid under the management incentive plans are fully deductible for federal income tax purposes.

Mr. Woodard’s and Ms. Sabol’s employment agreements provide for a gross–up payment in the event any payment or distribution by the Company to or for the benefit of either executive, under a change of control, would be subject to the excise tax imposed by Section 4999 of the Code, to cover the excise tax imposed on the payments. If the severance exceeds certain limits as outlined under the Code, the Company may lose part of the deductibility of the severance for income tax purposes.

Generally, the Committee desires to maintain the tax deductibility of the compensation for executive officers to the extent it is feasible and consistent with the objectives of the Company’s executive compensation programs. The Committee considers ways to maximize the deductibility of executive compensation, but intends to retain the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Risk Assessment

Our Audit Committee has initiated an ongoing assessment of our compensation practices in light of the risks in our operations. The Audit Committee, with the assistance of the Chief Financial Officer, has reviewed the Company’s different compensation policies and programs and concluded that the Company’s compensation practices do not encourage participants to take inappropriate risks that could be reasonably likely to result in a material adverse effect on the Company and its overall performance.

Compensation Committee Report

The Personnel/Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Personnel/Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel/Compensation Committee

William D. Payne, M.D., Chairman

E. Carlton Bowyer, Ph.D.

Thomas W. Moss, Jr.

Raju V. Uppalapati

Kenneth J. Young

Summary Executive Compensation

The following table sets forth information for the years ended December 31, 2009, 2008 and 2007 regarding the compensation paid or accrued by the Company and its subsidiary for the Company’s named executive officers.

Summary Compensation Table for 2009

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total ($)
Edward J. Woodard, Jr., CLBB	2009	$571,250	$—	$—	$—	$—	$4,839	$576,089
President and Chief Executive Officer	2008	$575,250	$—	$—	$—	$117,594	$6,339	$699,183
	2007	$475,500	$300,000	$1,890	$—	$160,526	$22,125	$960,041

Cynthia A. Sabol, CPA,	2009	$212,000	$—	$—	$—	$45,152	$703	$257,855
Executive Vice President and	2008	$212,000	$—	$—	$—	$45,152	$5,425	$262,577
Chief Financial Officer	2007	$200,000	$115,000	$1,890	$—	$27,353	$15,786	$360,029

Simon Hounslow,	2009	$173,745	$—	$—	$—	$20,047	$825	$194,617
Executive Vice President and	2008	$173,745	$—	$—	$—	$20,047	$4,444	$198,236
Chief Lending Officer	2007	$165,000	$—	$1,890	$82,500	$14,326	$14,848	$278,564

Stephen G. Fields,	2009	$160,000	$—	$—	$—	$22,065	$520	$182,585
Executive Vice President and	2008	$160,000	$—	$—	$—	$22,065	$3,618	$185,683
Commercial Loan Officer	2007	$152,000	$—	$1,260	$76,000	$16,070	$15,092	$260,422

(1)	Includes fees paid to Mr. Woodard as a director of the Company in the amount of $71,250 for 2009, $75,250 for 2008 and $75,500 for 2007.
(2)

Awards under the Company’s management incentive cash bonus program are reported under the Bonus column for Mr. Woodard and Ms. Sabol as they are not considered incentive plan compensation. The annual cash bonus awards for Messrs. Hounslow and Fields are reported under the Non-Equity Incentive Plan Compensation column. No awards were earned under the management incentive cash bonus program for 2009 and 2008.

(3)

Reflects the grant date fair value of options granted to each named executive officer on December 11, 2007. Assumptions used in the calculation of these amounts are included in Note 18 in the Consolidated Financial Statements attached as Exhibit 99.1 to the Company’s Form 10-K as of December 31, 2009.

(4)

Reflects the increase in the named executive officer’s accumulated benefits under his or her deferred supplemental compensation agreement. Each of the deferred supplemental compensation agreements were terminated as of March 31, 2010.

(5)

For 2009, includes 401(k) matching contribution for each of the named executive officers, and life insurance premium paid for the benefit of Mr. Woodard’s beneficiary. None of the named executive officers received perquisites exceeding $10,000 in the aggregate for 2009.

Grants of Plan-Based Awards

The following table summarizes certain information with respect to plan-based awards granted to the named executive officers during or for the year ended December 31, 2009 under the Company’s management incentive cash bonus program, and reflects the amounts that could have been earned under each such award. No awards were earned under this program for 2009.

Grants of Plan-Based Awards for 2009

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Edward J. Woodard, Jr., CLBB	—	—	—
Cynthia A. Sabol, CPA	—	—	—
Simon Hounslow	$1,737	—	$86,873
Stephen G. Fields	$1,600	—	$80,000

(1)

The maximum potential bonus under the Company’s management incentive cash bonus program an executive commercial loan officer may be awarded is 50% of his base salary. The payout percentage is based on the officer’s average outstanding loan volume under management at the end of October of each year subject to increase or decrease based on satisfaction of certain factors. For every $2 million increase in average loan volume above the base volume of $10 million, the bonus will increase by 1% of the officer’s base salary beginning at 1.0%. Because the performance criteria was not met for 2009 no cash bonuses were awarded for 2009 performance under this program.

Outstanding Equity Awards

The table below sets forth information regarding the outstanding equity awards as of December 31, 2009 held by each named executive officer. The Company has not granted any restricted stock.

Outstanding Equity Awards at 2009 Fiscal Year-End

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Option Exercise Price ($)	Option Expiration Date
Edward J. Woodard, Jr., CLBB	6,050	(2)	$7.686	12/31/09
	6,050	(2)	5.893	10/01/11
	5,324	(2)	15.950	12/30/13
	5,445	(2)	15.512	12/14/14
	36,300	(3)	19.008	09/26/15
	1,320	(3)	24.873	12/06/16
	3,630	(2)	15.512	12/14/14
	3,630	(2)	19.314	09/26/15
	3,630	(3)	21.694	11/15/15
	1,500	(3)	16.980	12/11/17

Cynthia A. Sabol, CPA	7,260	(2)	$15.512	12/14/14
	36,300	(3)	19.008	09/26/15
	1,320	(3)	24.873	12/06/16
	1,500	(3)	16.980	12/11/17

Simon Hounslow	3,025	(2)	$7.686	12/31/09
	3,025	(2)	5.893	10/01/11
	4,840	(2)	15.950	12/30/13
	6,050	(2)	15.512	12/14/14
	30,250	(3)	19.008	09/26/15
	1,320	(3)	24.873	12/06/16
	1,500	(3)	16.980	12/11/17

Stephen G. Fields	6,050	(2)	$15.512	12/14/14
	30,250	(3)	19.008	09/26/15
	550	(3)	24.873	12/06/16
	1,000	(3)	16.980	12/11/17

(1)	All options are immediately vested on the date of the grant.
(2)	Stock Options issued under the Company’s 1999 Stock Incentive Plan.
(3)	Stock Options issued under the Company’s 2005 Stock Incentive Plan.

Option Exercises and Stock Vested

No options were exercised by the named executive officers during the last fiscal year. The Company has not granted any restricted stock.

Deferred Supplemental Compensation

This table shows the accumulated benefit as of December 31, 2009 for each named executive officer under his or her deferred supplemental compensation agreement in effect at such time. These agreements were terminated as of March 31, 2010.

Pension Benefits (1)

Name	Plan Name (2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Edward J. Woodard, Jr., CLBB	Amended and Restated Deferred Supplemental Compensation Agreement	$1,011,301	$—

Cynthia A. Sabol, CPA	Amended and Restated Deferred Supplemental Compensation Agreement	$186,044	$—

Simon Hounslow	Amended and Restated Deferred Supplemental Compensation Agreement	$113,192	$—

Stephen G. Fields	Amended and Restated Deferred Supplemental Compensation Agreement	$100,376	$—

(1)	The number of years of credited service are not relevant to the deferred supplemental compensation agreements, so the Number of Years of Credited Service column has been omitted.
(2)	The named executive officers are fully vested under the deferred supplemental compensation agreements.

Employment Agreements

The Company has entered into employment agreements with Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer, dated November 21, 2006 and Cynthia A. Sabol, CPA, Executive Vice President and Chief Financial Officer, dated November 21, 2006. The agreements provide for Mr. Woodard’s and Ms. Sabol’s (each a “Senior Executive”) employment until the earlier of December 31, 2009, the Senior Executive’s death or disability; provided, however, the employment agreements allow for termination of employment by either the Company, or by the Senior Executive in the event of a “change of control” of the Company or the Bank, or by the Senior Executive for “Good Reason.” The Senior Executive’s employment agreement is renewed automatically each December 31 for an additional two-year term unless either party elects not to renew the agreement. The contracts were amended as of December 31, 2008, in order to comply with applicable provisions of Section 409A of the Code. Changes were made within the existing agreements to address time and form of payment requirements, but did not change the effective date or any substantive terms of the contract. As amended, these contracts provide that if the Senior Executive is considered a Key Employee under the definition of the Code, on the date of termination and employment is terminated for reasons other than death, no payment due under the contract shall commence until the first day of the seventh month following the date the Senior Executive’s employment terminates. The first payment shall include the six months of payments that the Senior Executive would have otherwise received.

Under each employment agreement, in the case of termination as a consequence of disability, the Company will continue to pay the Senior Executive his or her base salary and health and medical insurance for six months.

In the case of a termination by the Company prior to a “change of control,” but without “Cause,” the Senior Executive will be entitled to receive two times his or her annual base salary in effect on the date of termination, payable in 24 equal monthly installments. In addition, the Senior Executive would be eligible to continue to receive medical and other insurance benefits for a period of two years. In the event of a termination of employment by the Senior Executive for “Good Reason,” the Senior Executive will be entitled to receive 36 equal monthly payments, which, in total, equal his or her current annual base salary in effect on the date of termination. In addition, the Senior Executive would be eligible to continue to receive medical and other insurance benefits for a period of three years.

In the event of a termination of employment by the Company subsequent to a “change of control,” but without “Cause,” or by the Senior Executive within twelve months following a change of control, the Senior Executive would be entitled to receive in a lump sum payment, a salary continuance benefit in an amount equal to 2.99 times the Senior Executive’s base salary in effect at the date of termination, plus the highest annual bonus paid or payable for the two most recently completed years. In addition, the Senior Executive would be eligible to continue to receive all health and dental plans, disability, life insurance plans and all other welfare benefit plans for a period of three years. The severance payment could be increased (gross up payment) if it is determined that the severance payment together with any other payments or benefits would be subject to the excise tax imposed under the Code.

Under the agreements, a “change of control” will be deemed to have occurred upon one or more of the following occurring:

•	The acquisition by any person of beneficial ownership of 25.0% or more of the then outstanding shares of the common stock of the Company;

•	A change in the majority of the members of the Board of Directors of either the Company or the Bank;

•	Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation; or

•	Complete liquidation or dissolution of the Company or the Bank, or of the sale or other disposition of all or substantially all of the assets of the Company or the Bank.

Termination for “Cause” includes a termination of the Senior Executive for his or her failure to perform the required services, gross or willful neglect of duty or a legal or intentional act demonstrating bad faith. The term “Good Reason” is defined as: the assignment of duties to the Senior Executive by the Company which result in the Senior Executive having significantly less authority or responsibility than he or she had on the date of hire, without his or her express written consent; a reduction by the Company of the Senior Executive’s base salary; the requirement that the Senior Executive’s principal office location be moved or relocated to a location that is more than 35 miles from the current principal office location; or the Company’s failure to comply with any material terms of the agreement.

In addition to Mr. Woodard’s and Ms. Sabol’s employment agreements, the Company has entered into similar employment agreements with Simon Hounslow and Stephen G. Fields each dated May 18, 2004, and amended as of December 31, 2008, in order to comply with applicable provisions of Section 409A of the Code. The agreements provide for Mr. Hounslow’s, and Mr. Fields’ (each an “Executive”) employment to extend for a period of one year and to be renewed automatically each year unless either party elects not to renew the agreement, their death or disability. Additionally, the employment agreements allow for termination of employment by either the Company, or the Executive in the event of a “change of control” of the Company or the Bank, or by the Executive for “good reason.”

Under the employment agreements, in the case of a termination by the Company prior to a “change of control,” but not “for good cause,” Mr. Hounslow and Mr. Fields will each be entitled to receive 12 equal monthly payments, which in total, equal his annual base salary. In the event of a termination of the employment agreement by the Executive for “good reason,” by the Company subsequent to a “change of control,” but not “for good cause,” the Executive will be entitled to receive 60 equal monthly payments, which in total, equal the present value of one times the Executive’s base salary minus $1.00 at the time of termination. In addition, the Executive would be eligible to continue to participate in the Company’s medical and other insurance benefit programs for a period of up to six months.

Under the agreements, a “change of control” will be deemed to have occurred upon one or more of the following occurring:

•	Any third party acquiring, or entering into a definitive agreement to acquire, more than 25.0% of the stock of either the Company or the Bank;

•	A change in the majority of the members of the Board of Directors of either the Company or the Bank during any one year period; or

•	The Company ceasing to be the owner of all of the Bank’s common stock, except for any directors’ qualifying shares.

The term “for good cause”, includes a termination of the Executive for his failure to perform the required services, gross or willful neglect of his duty or a legal or intentional act demonstrating bad faith. The term “good reason” is defined as any assignment to the Executive of duties or responsibilities inconsistent with those in effect on the date of the agreement, the location of the Executive office and/or workplace for employer is moved or relocated to a site 25 miles or more from the location as of the date of this agreement, or a change of control of either the Company or the Bank.

Potential Payments Upon Termination or Change of Control

The table below shows the present value of estimated Company payments pursuant to the employment agreements outlined above, upon a termination of employment, including the Company gross-up payments for the excise tax on parachute payments upon a change of control, for each of the named executive officers. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the Senior Executives and Executives. All termination events are assumed to occur at December 31, 2009. For the below calculations it is assumed the Senior Executives and Executives elected to receive a lump sum payment if the choice is given under the provisions of the agreements. Company payments to a terminated Senior Executive or Executive may be more or less than the amounts shown in the table if the termination of employment occurs in a later year or because of contingencies contained in the various agreements and plans. In addition to any payments provided for under the employment agreements, upon termination not for cause, each Senior Executive or Executive Officer is entitled to a cash payment for any accrued but unused vacation and sick leave as of the date of termination. There are no potential payments due to the named executive officers pursuant to the employment agreements under a termination of employment by the executives without good reason, termination of employment by Company with cause or upon death, except for the life insurance policies that will pay policy amounts to the executives’ beneficiaries in the event of death and the accrued vacation pay discussed above. No accelerated vesting of equity awards is reflected in the table below because all equity awards are vested at the date of grant.

The table below does not reflect any restrictions on Company payments pursuant to the employment contracts outlined above, including restrictions on golden parachute payments, due to the Bank being deemed to be in troubled condition within the meaning of federal statutes and regulations.

Potential Payments Upon Termination or Change of Control Table

	Woodard	Sabol	Hounslow	Fields
Termination of Employment by Executive with Good Reason
Employment agreement:
Salary	$1,444,991	$612,676	$162,387	$149,541
Welfare benefits	23,369	39,638	4,260	6,494
Accrued vacation/sick leave	919,310	125,181	250,569	76,725

Termination of Employment by Company without Cause
Employment agreement:
Salary	977,025	414,259	171,529	157,960
Welfare benefits	15,831	26,852	4,260	6,494
Accrued vacation/sick leave	919,310	125,181	250,569	76,725

Disability
Employment agreement:
Salary	245,976	104,294	85,474	78,712
Welfare benefits	3,411	4,083	2,736	4,422
Accrued vacation/sick leave	919,310	125,181	250,569	76,725

Change in Control
Employment agreement:
Salary	1,470,938	633,880	162,387	149,541
Welfare benefits	23,369	39,638	4,260	6,494
Excise Tax Gross-up	518,232	212,690	—	—
Accrued vacation/sick leave	919,310	125,181	250,569	76,725

Director Compensation

The following table sets forth a summary of the compensation paid to non-employee directors in 2009:

Director Compensation for 2009

Name (1)	Fees Earned or Paid in Cash ($) (2)	Total ($)
E. Carlton Bowyer, Ph. D.	$51,750	$51,750
Laurence C. Fentriss	39,000	39,000
Morton Goldmeier	47,500	47,500
Thomas W. Moss, Jr.	46,250	46,250
William D. Payne, M.D.	44,000	44,000
Herbert L. Perlin	45,500	45,500
Richard J. Tavss	47,250	47,250
Raju V. Uppalapati	45,250	45,250
Kenneth J. Young	40,500	40,500

(1)	Director fees paid to Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer are presented under the Salary column in the Summary Compensation Table on page 20.
(2)	Includes any fees deferred by the director.

During 2009, each director of the Company was paid $2,000 for attendance at each Board meeting and $500 for attendance at each meeting of a committee of the Board of which he was a member except for the Executive Committee meetings for which the directors were paid $750 per meeting. Additionally, each director of the Company was paid a quarterly retainer of $3,000. The Company has a Director’s Deferred Compensation Plan, which allows directors to defer recognition of income on all or any portion of the directors’ fees they earn. During 2009, a total of $75.8 thousand was deferred by directors under this plan. The terms and conditions of the plan are very similar to the terms and conditions of the Bank’s Supplemental Executive Retirement Plan described under the “Stock Option and Employee Benefit Plans” section below.

Effective January 1, 2010, the fee for each Board meeting was decreased to $1,000, the committee meeting fees to $250, the Executive Committee fee to $375 and the quarterly retainer was reduced to $1,500.

Stock Option and Employee Benefit Plans

401(k) Profit Sharing Plan. In 1993, the Bank adopted a 401(k) profit sharing plan qualified under Section 401(k) of the Code to replace its former profit sharing plan. Employees who have attained the age of 20 years and six months and completed three months of service with the Bank are eligible to participate in the 401(k) plan. Eligible employees who elect to participate may defer up to the maximum allowable as prescribed by law. The Bank may make a matching contribution, the amount of which, if any, will be determined by the Bank each year. The Bank contributed a matching contribution of $18.2 thousand to the 401(k) plan during 2009. The Bank may also make a discretionary profit sharing contribution in an amount, if any, determined by the Committee each year. The Bank did not make a profit sharing contribution for 2009. The Company offers its stock as an investment option under the 401(k) plan.

1999 Stock Incentive Plan. On June 1, 1999, the Company’s shareholders approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan. This plan provides for the issuance of up to the lesser of (i) 15.0% of the Company’s issued and outstanding common stock less the aggregate number of shares subject to issuance pursuant to options granted, or available for grant, under two of the Company’s prior plans or (ii) 350,000 shares. Of the aggregate number of shares of the Company’s common stock that could be subject to award under this plan, 60.0% were available for issuance to the Company’s non-employee directors, and 40.0% were available for issuance to the Company’s employees. All the employees of the Company and the Bank, and all other members of the Board of Directors of the Company, were eligible to receive awards under this plan. This plan expired in February 2009 and no new awards will be granted under this plan. The plan continues to govern all currently outstanding option awards granted under the plan.

The Bank of the Commonwealth Supplemental Executive Retirement Plan. Effective February 1, 2002, the Company’s Board of Directors approved the Bank of the Commonwealth Supplemental Executive Retirement Plan, which is an executive deferred compensation plan in order to provide a select group of management and highly compensated executives the opportunity to elect to defer part or all of the compensation (including bonuses) payable to such executives during any plan year. Under this plan, a participant may designate a fixed dollar amount or a percentage to be deducted from his or her salary and/or bonus and then indicate how the deferred amount is to be invested between a fund that tracks the value of the Company’s stock and a simple interest bearing fund. The amount of deferred compensation in an executive’s account is held in a rabbi trust, but such amounts continue to be subject to the claims of the Bank’s general creditors until such time as they are distributed to the executive. Distributions are generally available at retirement age, death, or on account of disability. In addition, an executive who separates from service for a reason other than retirement, death, or disability, is entitled to receive distributions when he or she reaches age 65 (unless he or she dies or becomes disabled in the meantime, in which case benefits will be payable pursuant to the plan terms regarding such distributions). Distributions may also be made in certain situations following a change of control. Distributions are generally made in the form of installment payments, although a distribution in a lump sum is available in limited situations. No executives participate in this plan.

2005 Stock Incentive Plan. On June 28, 2005, the Company’s shareholders approved the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan. The plan provides for the issuance of restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company. The plan makes available up to 556,600 shares for issuance to plan participants. The maximum number of shares that may be issued under the plan in connection with the exercise of incentive stock options, which are eligible for more favorable tax treatment, is 484,000 shares. The maximum number of shares with respect to which stock options, restricted stock awards, stock appreciation rights or other equity based awards may be granted under the plan in any calendar year to an employee is 90,750 shares.

Commonwealth Bankshares Employee Stock Purchase Plan. On June 26, 2007, the Company’s shareholders approved the Commonwealth Bankshares Employee Stock Purchase Plan. The plan offers eligible employees the opportunity to acquire a stock ownership in the Company through periodic payroll deductions that are applied towards the purchase of Company common stock at a discount of up to 15% of its market price. The plan makes available up to 400,000 shares of Company common stock for issuance to eligible employees. No shares have been issued under this plan.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel/Compensation Committee has served as an officer or employee of the Company. During 2009, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel/Compensation Committee. All four members of the Company’s Personnel/Compensation Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with parties not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. See “Certain Relationships and Related Transactions” above for a discussion of transactions involving Mr. Uppalapati, who served on the Personnel/Compensation Committee during 2009.

PRINCIPAL ACCOUNTANT

Independent Registered Public Accounting Firm

The Audit Committee has appointed Witt Mares, PLC as the Company’s independent registered public accountant for the fiscal year ending December 31, 2010. Witt Mares, PLC also served as independent registered public accountant for the fiscal year ended December 31, 2009. A representative of Witt Mares, PLC will be present at the annual meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

Principal Accountant

The following table presents the fees billed for professional audit services rendered by Witt Mares, PLC for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008, and fees billed for other services rendered by Witt Mares, PLC during those periods. All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Witt Mares, PLC was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

	Year Ended December 31,
	2009	2008
Audit fees (1)	$118,350	$108,825
Audit-related fees (2)	2,549	3,815
Tax fees (3)	18,265	10,000
All other fees	—	—

	$139,164	$122,640

(1)	Audit fees consist of audit and review services, attestation report on internal controls under SEC rules, consents and review of documents filed with the SEC.
(2)	Audit-related fees consist of consent opinions issued for filings of Forms S-3 and S-8.
(3)	Tax fees consist of preparation of federal and state tax returns and advise regarding tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

During 2009, the Audit Committee pre-approved 100% of non-audit services provided by Witt Mares, PLC. The Audit Committee has considered the provisions of these non-audit services by Witt Mares, PLC and has determined that the services are compatible with maintaining Witt Mares, PLC’s independence.

PROPOSAL II

TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $2.066 PER SHARE, FROM 18,150,000 TO 100,000,000

On April 20, 2010, the Company’s Board of Directors approved an amendment to Article III, Section 1 of the Articles of Incorporation to increase the number of authorized shares of Commonwealth Bankshares, Inc. common stock from 18,150,000 to 100,000,000. Such approval by the Board is subject to the approval of such amendment by the holders of a majority of the outstanding shares of the Company’s common stock. If the amendment is approved by shareholders, the Company will thereafter execute and submit to the SCC for filing Articles of Amendment to the Articles of Incorporation providing for the amendment. The amendment will become effective when the Articles of Amendment are accepted for filing by the SCC.

The full text of Article III, Section 1 of our Articles of Incorporation as it is proposed to be amended by this Proposal II is as follows:

“Section 1. Number of Shares

The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue, the class and par value per share thereof are as follows:

Class	Number of Shares	Par Value Per Share
Common	100,000,000	$2.066
Preferred	300,000	$25.00	”

The Board of Directors recommends that the shareholders approve the proposed amendment because it considers such amendment to be in the best long-term and short-term interests of the Company and its shareholders. The proposed increase in the number of authorized shares of common stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, equity offerings, acquisitions, stock dividends, stock incentive plans, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes without delay will be beneficial to the Company by providing it with the flexibility to consider and respond to future business opportunities and needs as they arise. The availability of such additional shares will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of common stock is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares currently outstanding.

The Company continually explores strategic alternatives to strengthen the Company’s capital position and enhance long-term shareholder value. If Proposal IV is approved, the additional shares of our common stock so authorized may be issued from time to time upon authorization of our Board, without further approval by our shareholders, unless otherwise required by applicable law, and for such consideration as our Board may determine and as may be permitted by applicable law. The additional shares of common stock would have rights identical to the rights of our current shareholders. The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate ownership and voting power of our current shareholders. However, the actual issuance of additional common stock in the future could dilute each existing shareholder’s proportionate ownership and voting power. The Company does not currently have any agreements, arrangements, commitments or understandings with respect to the issuance of any additional shares of the Company’s common stock that would be authorized upon approval of the proposed amendment. However, as described below, the Company has a relatively low number of authorized but unissued shares that are not already reserved for issuance, and if the proposed amendment is not approved, the Company’s flexibility to pursue potential future transactions involving common stock may be limited.

Under the Articles of Incorporation, the Company currently has authority to issue 18,150,000 shares of common stock, par value $2.066 per share, of which 6,889,431 shares were issued and outstanding as of May 6, 2010. Thus, 11,260,569 shares were authorized, but unissued on that date. There are no preemptive rights with respect to the Company’s common stock.

The Board of Directors unanimously recommends that you vote “FOR” the proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $2.066 per share, from 18,150,000 to 100,000,000.

PROPOSAL III

TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, PAR VALUE $25.00 PER SHARE, FROM 300,000 TO 1,000,000

On April 20, 2010, the Company’s Board of Directors approved an amendment to Article III, Section 1 of the Articles of Incorporation to increase the number of authorized shares of Commonwealth Bankshares, Inc. preferred stock, par value $25.00 per share, from 300,000 to 1,000,000. Such approval by the Board is subject to the approval of such amendment by the holders of a majority of the outstanding shares of the Company’s common stock. If the amendment is approved by shareholders, the Company will thereafter execute and submit to the SCC for filing Articles of Amendment to the Articles of Incorporation providing for the amendment. The amendment will become effective when the Articles of Amendment are accepted for filing by the SCC.

The full text of Article III, Section 1 of our Articles of Incorporation as it is proposed to be amended by this Proposal III (and assuming shareholder approval of Proposal II) is as follows:

“Section 1. Number of Shares

The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue, the class and par value per share thereof are as follows:

Class	Number of Shares	Par Value Per Share
Common	100,000,000	$2.066
Preferred	1,000,000	$25.00	”

Companies frequently use preferred stock as a means of raising capital and making acquisitions. In some financing transactions, the terms of the securities that are issued are highly negotiated and tailored to meet the needs of the investors and the issuing company. The terms of those securities commonly include a liquidation preference, a dividend preference, a right to convert the securities to common stock, and other protections and rights not found in common stock.

Once a company is authorized to issue preferred stock, the board of directors of the company, without shareholder approval, can designate a series of preferred stock to issue in connection with a financing transaction and can designate the rights, privileges, and preferences of the series of preferred stock to meet the negotiated terms of the transaction.

The Board of Directors is authorized to issue preferred stock, from time to time, with full, limited or no voting power, and with all the designations, preferences and relative, participating, optional or special voting or other rights, and qualifications, limitations or other restrictions upon the preferred stock, as may be provided in resolutions adopted by the Board of Directors. If the proposed amendment is approved, the number of shares of preferred stock the Board of Directors is authorized to issue will increase. The Company does not have any shares of preferred stock currently outstanding. The authority of the Board of Directors includes, but is not limited to, the determination or filing of the following with respect to shares of any class or series of preferred stock:

•	The distinctive designation of and the number of shares (up to the number of shares authorized) of any class or series of preferred stock;

•	The rate and time at which, and the terms and conditions upon which, dividends shall be paid and whether such dividends shall be cumulative or noncumulative;

•	Whether the shares will be convertible into or exchangeable for shares of any other class or series of stock and the terms and conditions of the conversion or exchange;

•	Whether the shares will be subject to redemption, and the redemption price or prices, and the time or times at which, and the terms and conditions upon which, the shares may be redeemed;

•	The rights, if any, of the holders of the shares upon the voluntary or involuntary liquidation of the Company;

•	The terms of the sinking fund or redemption or purchase amount, if any, to be provided for the shares; and

•	The voting powers, full or limited, if any, of the holders of the shares.

Without limiting the foregoing, and notwithstanding anything to the contrary in the Company’s Articles of Incorporation with respect to directors generally, whenever the holders of one or more class or series of preferred stock issued by the Company shall have the right, voting separately or together by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, removal, filling of vacancies and other features of such directorship shall be governed by the rights of such preferred stock as provided in the resolutions adopted by the Board of Directors and filed as articles of amendment governing such class or series.

The Board of Directors believes that it is in the best long-term and short-term interests of the Company and its shareholders for the Company to have available additional authorized but unissued shares of undesignated preferred stock in an amount adequate to provide for the Company’s future needs and to give the Company greater flexibility in structuring capital raising transactions and other strategic transactions. In addition, the Board of Directors believes that it is desirable for the Board of Directors to have the authority to issue shares of preferred stock without shareholder approval to provide greater speed and flexibility with respect to future transactions.

To strengthen the Company’s capital position, the Company may pursue potential capital raising alternatives, which could include the issuance of a class or series of preferred stock.

If the Company’s shareholders approve the proposed amendment and the Company is authorized to issue additional shares of preferred stock, the Board of Directors, without shareholder approval, could authorize the Company to issue preferred stock in connection with other financing transactions or strategic transactions. There can be no assurances that the Company will complete any other financing or strategic transactions.

Even if the proposed amendment is not approved by the Company’s shareholders, the Company could issue preferred stock in connection with a financing transaction or strategic transaction. If such transaction required more shares of preferred stock than we are currently authorized to issue, however, the Company would be required to obtain shareholder approval at that time to authorize the Company to issue preferred stock in connection with the transaction.

The Company is unable to determine the actual impact of the issuance of any class or series of preferred stock on the holders of common stock of the Company until the Board of Directors designates the rights, privileges, and preferences of a class or series of preferred stock. The Board of Directors will have the authority to establish the specific terms of the preferred stock.

However, it is likely that the holders of shares of preferred stock, if issued, would have certain rights that are superior to the rights of the holders of the Company’s common stock, including, without limitation, rights with respect to dividends and distributions upon a liquidation or dissolution of the Company. The terms of the preferred stock might, among other things:

•	Restrict the Company’s ability to pay dividends to the holders of common stock or the amount of dividends that the Company can pay to the holders of common stock;

•	Restrict the Company’s ability to repurchase outstanding common stock;

•	Dilute the voting power of the holders of common stock;

•	Dilute the equity interests and voting power of the holders of common stock if the preferred stock is convertible into common stock; and

•

Restrict the distribution of assets to the holders of common stock upon a liquidation or dissolution of the Company until the Company satisfies any liquidation preference granted to the holders of preferred stock.

The proposed amendment could adversely affect the ability of third parties to take over or change the control of the Company. The authorization or issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company.

The Board of Directors has no present intention of issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. The Board of Directors could, in the exercise of its fiduciary duties to the Company and its shareholders, determine to issue preferred stock for such purposes in the future. The Board of Directors may also issue preferred stock for capital-raising activities or other corporate purposes that have the effect of making an acquisition of the Company materially more difficult or costly, as could be the case if the Board of Directors were to issue additional common stock for such purposes. Moreover, the Company does not currently have any agreements, commitments or understandings with respect to the issuance of the Company’s preferred stock that would be authorized upon approval of the proposed amendment.

The Board of Directors unanimously recommends that you vote “FOR” the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of preferred stock, par value $25.00 per share, from 300,000 to 1,000,000.

PROPOSAL IV

APPROVAL OF THE POTENTIAL ISSUANCE OF UP TO 25,000,000 SHARES OF COMMON STOCK IN ONE OR MORE NON-PUBLIC OFFERINGS

Purpose and Manner of Issuance

We are asking our shareholders to approve the potential issuance of up to 25,000,000 shares of our common stock in one or more related private placement transactions occurring on or prior to the date that is six months after the annual meeting, in which the common stock would be at a maximum discount to the then fair market value of our common stock on the date(s) of issuance not to exceed 20 percent of our currently issued and outstanding common stock.

As a company listed on the NASDAQ, we are subject to the stock exchange’s continued listing requirements. Those requirements obligate the company to obtain shareholder approval prior to issuing new shares in a private transaction if the shares are priced at a discount to the then market value of the Company’s common stock and the total amount of shares that are issued exceeds 20% of the Company’s then outstanding shares.

The Company may seek to enter into one or more private financing transactions in order to:

•	help us maintain our capital ratios at levels above those required to be considered well-capitalized for regulatory purposes;

•	provide us with the ability to expand our lending programs; and

•	provide additional working capital to continue to fund our ongoing operations and future growth.

In addition, we believe (i) that we will incur fewer costs by obtaining shareholder approval for such proposal in advance at this annual meeting instead of at separate special meeting of shareholders and (ii) that we may potentially be better able to obtain better pricing and terms with potential investors by obtaining shareholder approval in advance at this annual meeting.

A vote in favor of this proposal does not necessarily mean that within six months of our annual meeting we will issue any or all 25,000,000 shares of our common stock at a 20% discount to the fair market value of our common stock. Rather, these parameters represent an outer limit on the manner in which, if we choose, we may issue discounted securities. The exact number of securities to be issued, if any, and the market value discount at which these securities would be sold is not known at the present time, but would be in all cases subject to the limits described above.

Basic Terms of Securities

We expect that the basic terms of the shares of common stock authorized pursuant to this proposal would be identical to the common stock currently outstanding. It is impracticable to describe the transaction in which such securities are to be issued because, at the time of the filing of this proxy statement, no such transaction has been identified. The exact terms of the securities, including, but not limited to, timing, pricing, quantity, registration rights and similar matters would be determined by our Board of Directors and we do not presently anticipate seeking from our shareholders further authorization of such securities prior to the issuance thereof unless required to do so by the NASDAQ Listing Rules.

Such securities would not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration, which the Company may provide for potential investors, or an applicable exemption from registration requirements.

The Board of Directors unanimously recommends that you vote “FOR” the proposal authorizing the potential issuance of up to 25,000,000 shares of common stock in one or more non-public offerings.

SUBMISSION OF PROPOSALS

The next Annual Meeting of Shareholders will be held on or about June 28, 2011. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with Rule 14a-8 under the Exchange Act and must submit the proposal in writing no later than January 24, 2011. To be timely, shareholders must notify the Company of any other matters that may be raised for consideration at the next annual meeting but not included in the proxy statement no later than April 29, 2011, and such notices may not be submitted prior to March 30, 2011. Additionally, any such shareholder proposals or notifications must comply in all respects with the Company’s Bylaws. All such proposals or notifications shall be delivered to the Company’s executive offices at Boush and Freemason Streets, 403 Boush Street, Norfolk, Virginia 23510, Attn: Edward J. Woodard, Jr., CLBB, President and Chief Executive Officer.

SHAREHOLDERS SHARING THE SAME ADDRESS

The Company has adopted a procedure called “householding,” which is permitted by the SEC. Under this procedure, the Company will deliver only one copy of the Company’s 2009 Annual Report to Shareholders (the “2009 Annual Report”) and this proxy statement to multiple shareholders who share the same address (if they appear to be members of the same family) unless the Company has received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure reduces the Company’s printing costs, mailing costs and fees.

The 2009 Annual Report and this proxy statement are available at the Company’s website at www.bankofthecommonwealth.com/2010proxy. The Company will deliver promptly upon written or oral request a separate copy of the 2009 Annual Report and this proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2009 Annual Report or this proxy statement, shareholders should contact the Company at:

Investor Relations

Commonwealth Bankshares, Inc.

403 Boush Street

Norfolk, VA 23510-1200

(757) 446-6900

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, at the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

GENERAL

The Company’s 2009 Annual Report and Form 10-K for the year ended December 31, 2009 accompany this proxy statement. The 2009 Annual Report to Shareholders and Form 10-K does not form any part of the material for the solicitation of proxy.

A copy of our 2009 Form 10-K and a list of all its exhibits will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Commonwealth Bankshares, Inc., Attention: Investor Relations, 403 Boush Street, Norfolk, Virginia 23510. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Form 10-K and its exhibits online at the SEC web site at www.sec.gov or via our web site at www.bankofthecommonwealth.com under “Investor Relations—SEC Filings.”

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

By Order of the Board of Directors

Edward J. Woodard, Jr., CLBB
President and Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this      of May 2010

Appendix A

Audit Committee Charter

A.	Purpose

1.	The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities:

a.	Serve as an independent and objective party to monitor the Company’s financial statements and its accounting and financial reporting processes.

b.	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

c.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

d.	Review the Company’s compliance with legal and regulatory requirements.

2.	The Audit Committee will substantially fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

3.

In discharging its oversight role, the Audit Committee or a designated party on its behalf is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Audit Committee shall have the authority to engage independent counsel, independent accountants and/or other advisers as it determines necessary to carry out its duties. The Company shall provide appropriate funds, as determined by the Audit Committee, for the purpose to fulfill its corporate governance responsibilities.

B.	Composition

1.

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management, and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc., and the Exchange Act of 1934 and the Rules and Regulations of the Securities and Exchange Commission. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

2.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

3.

A majority of members at an Audit Committee meeting will constitute a quorum. The action of a majority of members participating at any meeting of the Audit Committee at which quorum is present shall be the consensus of the Audit Committee.

C.	Meetings

The Committee shall hold such regular meetings as may be necessary, but not less frequently than on a quarterly basis. The Chairman of the Audit Committee or the Chief Audit Executive may call a meeting of the Audit Committee. Management, the Chief Audit Executive, independent accountants, the Company’s legal counsel, regulatory representative and any other parties may attend the meeting at the discretion of the Audit Committee. As part of its job to foster open communication, the Committee should meet at least annually with management, the Chief Audit Executive and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Minutes will be prepared to record the business conducted. All Committee Minutes will be retained as part of the Company’s Permanent Records and will be stored with the Corporate Board Minutes. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

D.	Responsibilities And Duties

To fulfill its responsibilities and duties the Audit Committee shall:

1.	Documents/Reports Review

a.	Review and update this Charter policy, at least annually, as conditions dictate.

b.

Review the organization’s annual audited financial statements and quarterly financial statements, including disclosures made under, “ Management’s Discussion and Analysis of Financial Condition and Results of Operation” and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-K and quarterly reports on             Form 10-Q.

c.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

2.	Oversight of the Company’s Relationship with the Independent Accountants

a.

Be directly responsible, in its capacity as a committee of the Board, for the appointment and termination of the independent accountants, approve the fees and other compensation to be paid to the independent accountants. The Audit Committee will also provide oversight of work of the independent accountants, including resolution of disagreements between management and the independent accountants regarding financial reporting.

b.

Pre-approve all audits and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent accountants. The Audit Committee may delegate pre-approval authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audited and permitted non-audit services, provided that decisions made by the subcommittee are presented to the full Committee at its next scheduled meeting.

c.

At least annually, obtain and review a formal written report by the independent accountants describing any relationships between the firm and the Company and any other relationships that may adversely affect the independence of the independent accountants. In addition, the Audit Committee shall make direct inquiries with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take appropriate action to oversee the independence of the independent accountants.

d.

Review with the independent accountants any audit problems or difficulties or other matters required to be discussed by Statement on Auditing Standards Number 61, including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements between management and the independent accountants.

e.

At least annually, obtain a written report by the independent accountants describing their firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

f.	Ensure the external audit partners involved with the audit are independent and rotated as recommended by authoritative guidance.

g.	Set clear hiring practices for employees or former employees of the independent accountants.

h.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3.	Financial Reporting and Disclosure Processes

a.	In consultation with management, independent accountants and the Chief Audit Executive, review and discuss the following:

i.

Integrity of the organization’s internal and external financial reporting processes, financial statements and major disclosures and the adequacy and effectiveness of the Company’s system of internal controls and disclosure controls procedures.

ii.	Adequacy of management’s attestation of internal controls and its corporate disclosure controls.

iii.

Analysis of significant financial statement reporting issues, judgments relating to preparation of the Company’s financial statements, the appropriateness of accounting principles followed by the Company, and any changes to these same accounting principles.

iv.	If applicable, discuss the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements and related required disclosures.

v.

The annual audited financial statements and quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-K and the quarterly reports on Form 10-Q.

b.

Periodically discuss with management the Company’s financial information released to the public, including but not limited to press releases, which discuss earnings, “pro-forma” or “adjusted non-GAAP” information and financial information provided to stock analysts.

c.

Periodically consult with management, the independent accountants and the Chief Audit Executive about the Company’s financial and operational risk exposures and related internal controls to monitor and control such risk exposures.

d.

Issue a report for inclusion in the Company’s proxy statement, disclosing that the Audit Committee reviewed and discussed the Company’s audited financial statements with management, the independent accountants and Chief Audit Executive. The report should also indicate that the Audit Committee recommends to the Board of Directors whether or not the audited financial statements should be included in the annual report on Form 10-K.

4.	Oversight of the Company’s Internal Audit Function

a.

On an annual basis, review and approve the internal audit department charter and its annual internal audit program in terms of the scope of the audit conducted or schedules to be conducted. Review the internal audit department resources, which includes its staffing levels and continuing education process to determine its adequacy to fulfill its duties.

b.

Review the significant reports to management prepared by the internal audit department and management’s responses. Determine whether or not the internal audit department has tracked management’s responses to external and internal audits, as well as responses to Federal Reserve System and the Virginia State Corporation Commission Examination Report items. Also verify that management, within a timely manner, completed all promised action(s) as outlined within management’s original responses.

c.	Ensure there are no unjustified restrictions or scope limitations of the internal audit department or its Chief Audit Executive.

d.	Review the appointment and replacement of the Company’s Chief Audit Executive.

e.

Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing and other audit guidance provided by federal and state agencies.

5.	Compliance Oversight Responsibilities

a.

Review reports and disclosures of insider and affiliated party transactions in accordance with banking, SEC and listing regulations. The Audit Committee will review and approve all related-party transactions.

b.

In consultation with management and the Chief Audit Executive determine that the Company and its subsidiaries are in conformity with applicable banking and SEC laws and regulations and the Company’s Code of Conduct and Ethics.

6.	Audit Process Improvement

a.

Establish timely regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the Chief Audit Executive regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

b.	The Audit Committee and the Chief Audit Executive will perform a self-evaluation of its performance at least annually to determine whether it is functioning effectively.

c.	Review any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements.

d.

Review with the independent accountants, the internal audit department and management to the extent which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

7.	Corporate Governance Compliance Oversight Responsibilities

a.

Discuss the Company’s major financial, regulatory and other significant risk exposures or deficiencies, and the steps management has taken to monitor and control or mitigate such exposures and deficiencies.

b.

Discuss the Company’s risk assessment and risk management policies with the Company’s management, the Chief Internal Auditor (CAE) and the Independent Accountants, as well as with other third parties as deemed appropriate.

c.

Periodically assess whether the Company has implemented the appropriate internal risk management and internal control culture with the Company’s management, the Chief Internal Auditor (CAE) and the Independent Accountants, as well as with other third parties as deemed appropriate.

d.

Establish “whistle blower” policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

e.

Discuss with management and the independent accountants and Chief Audit Executive any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

f.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

8.	Outside Advisors

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of:

a.	Compensation to the independent accountants for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; and

b.	Compensation to any advisors and legal counsel employed by the Audit Committee that are necessary or appropriate in carrying out its duties.

9.	Other Duties

The Audit Committee has the discretion to perform other duties as it deems appropriate, which includes the following but not limited to:

a.	Institute and oversee special investigations as needed;

b.	Consider the effectiveness of the Company’s internal control system; and

c.	Perform duties as assigned by the Board of Directors.

E.	Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in the Charter, it recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, fulfilling the role of the independent accountants or auditors by profession. As such, it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Each member of the Audit Committee shall be entitled to rely on:

a.	The integrity of the persons and organizations within and outside the Company from which it receives information.

b.

The accuracy of financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors).

c.	Representations made by management as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Company.

COMMONWEALTH BANKSHARES, INC. 403 Boush Street P. O. Box 1177, Norfolk, Virginia 23501-1177 Phone (757) 446-6900

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held on June 22, 2010

The undersigned hereby revokes all prior proxies and appoints Herbert L. Perlin and Richard J. Tavss, or either of them, each with the power of substitution, as proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held by the undersigned as of the close of business on May 6, 2010 at the Annual Meeting of Shareholders to be held on June 22, 2010, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. If any other matters are voted on at the meeting, this proxy will be voted by the proxyholders on such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1.

1.	Proposal 1: To elect the following Class I director to serve until the 2013 Annual Meeting of Shareholders.

	Richard J. Tavss	☐ FOR	☐WITHHOLD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4.

2.	Proposal 2: To amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $2.066 per share, from 18,150,000 to 100,000,000.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal 3: To amend the Articles of Incorporation of the Company to increase the number of authorized shares of preferred stock, par value $25.00 per share, from 300,000 to 1,000,000.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.

Proposal 4: To approve the issuance of up to 25,000,000 shares of common stock in one or more non-public offerings occurring on or prior to the date that is six months after the 2010 annual meeting, in which the common stock would be issued at a maximum discount to the then fair market value of the Company’s common stock on the date(s) of issuance not to exceed 20 percent.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name(s) appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:                     , 2010

Signature:

Signature:

Printed Name(s):

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on June 22, 2010.    YES    NO